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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in this Annual Report (Form 10-K) of Celldex Therapeutics, Inc. of our report dated May 7, 2008, with respect to the consolidated financial statement of Celldex Therapeutics, Inc., included in the 2008 Annual Report to Shareholders of Celldex Therapeutics, Inc. We consent to the incorporation by reference in the following Registration Statements:

  (1)
  Registration Statement (Form S-3 No. 333-143112) of Celldex Therapeutics, Inc.,

  (2)
  Registration Statement (Form S-8 No. 333-151728) pertaining to the 2008 Stock Option and Incentive Plan of Celldex Therapeutics, Inc.,

  (3)
  Registration Statement (Form S-8 No. 333-117602) pertaining to the Registration of Series C-1 Junior Participating Cumulative Preferred Stock of Celldex Therapeutics, Inc.,

of our reports dated May 7, 2008 with respect to the consolidated financial statements of Celldex Therapeutics, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2008.

/s/ ERNST & YOUNG LLP

MetroPark, New Jersey
March 2, 2009

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  Exhibit 23.2
Consent of Independent Registered Public Accounting Firm